                                                                   Exhibit 10.27

                        SERIES E STOCKHOLDERS AGREEMENT

     This Series E Stockholders Agreement (this "Agreement") is made as of March 14, 2000, by and among divine interVentures, inc., a Delaware corporation (the "Corporation") and CMGI, Inc., a Delaware corporation (the "Purchaser").

     Pursuant to that Purchase Agreement, dated as of February 3, 2000, by and between the Purchaser and the Corporation (as amended and modified from time to time, the "Purchase Agreement"), the other documents and instruments referred to therein and consummation of the transactions contemplated thereby, as of the Initial Closing Date, the Purchaser is acquiring shares of the Corporation's Series E Senior Participating Convertible Redeemable Preferred Stock, $0.001 par value per share (the "Series E Preferred Shares"), and as of the Subsequent Closing Date shares of Corporation's Class A Common Stock. In connection with the performance of the Purchase Agreement and the other agreements contemplated thereby and the issuance of the Series E Preferred Shares and Class A Common Stock in the manner contemplated thereby, the parties have agreed to the terms and conditions herein. Except as otherwise indicated herein, capitalized terms used herein shall have the meanings set forth in Section 1 hereof, or if not defined herein, the meanings for such capitalized terms set forth in the Purchase Agreement.

                                  AGREEMENTS

     In consideration of the recitals and the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meaning when used in this Agreement:

     "Affiliate" of a Person means any other Person, directly or indirectly controlling, controlled by or under common control with such particular Person, and any partner of a Person that is a partnership.

     "Approved Sale" means the sale of the Corporation, whether by merger, consolidation, recapitalization, sale of all or substantially all of the assets of the Corporation or a sale of all or substantially all of the capital stock of the Corporation, in one transaction or a series of transactions, which has been approved by (a) a majority of the entire Board, (b) the holders of a majority of then-outstanding Class B Common Stock, (c) so long as such Persons or their Affiliates hold at least 25% of the Series D Purchaser Shares originally purchased by them in the aggregate, the holders of a majority of the then outstanding Series D Purchaser Shares held by the Corporate Investors, and (d) so long as such Persons or their Affiliates hold at least 25% of the Series D Purchaser Shares originally purchased by them in the aggregate, the holders of a majority of the then outstanding Series D Purchaser Shares held by the Financial Investors.

     "Board" means the Board of Directors of the Corporation.

     "Class A Common Stock" means the class A common stock, par value $0.001 per share, of the Corporation.

     "Class B Common Stock" means the class B common stock, par value $0.001 per share, of the Corporation.

     "Commission" means the United States Securities and Exchange Commission or any successor thereto.

     "Common Shares" means shares of Common Stock which have not been sold to the public (i) pursuant to a registration statement declared effective by the Commission or (ii) after a Public Offering, pursuant to Rule 144. For the purposes of this Agreement, any Person will be deemed to own, in addition to any Common Shares such Person actually owns, any Common Shares which would then be directly or indirectly issuable upon the conversion or exercise (whether or not then convertible or exercisable) of any other Securities owned by such Person, and such other Securities shall be deemed to represent such Common Shares.

     "Common Stock" means, collectively, the Class A Common Stock and the Class B Common Stock.

     "Corporate Investors" means Dell USA L.P., Microsoft Corporation, and CBW/SK divine Investments.

     "Financial Investors" means Frontenac VII Limited Partnership, Frontenac Masters VII Limited Partnership, First Chicago Investment Corporation, Cross Creek Partners IX, LLC, Mesirow Capital Partners VII, Sumitomo Corporation of America, and Sumitomo Corporation.

     "Person" means an individual, corporation, partnership, limited liability company, limited partnership, syndicate, person (including, without limitation, a "Person" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

     "Public Offering" means any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act.

     "Purchaser Shares" means, at any time, (i) any Series E Preferred Shares then outstanding, (ii) any Common Shares then outstanding which were issued directly or indirectly upon the conversion or exercise of Series E Preferred Shares or pursuant to the Purchase Agreement, (iii) any Securities then outstanding which were issued as, or were issued directly or indirectly upon the conversion or exercise of other Securities issued as, a dividend or other distribution with respect to or in replacement of any Securities referred to in
(i) or (ii). For purposes of this Agreement, the calculation of the number of Purchaser Shares (to the extent such Purchaser Shares are not Common Shares) shall be determined on an as-converted basis into Common Shares.

     "Restricted Period" means the period commencing on the date hereof and ending on the last day of the eighteenth month following the date hereof.

     "Rule 144" means Rule 144 (including Rule 144(k)) of the Commission under the Securities Act or any similar provision then in force under the Securities Act.

     "Securities" means Common Shares or shares of capital stock or other securities directly or indirectly exercisable for, or convertible into, Common Shares; provided, however, that Securities shall not include any securities which have been sold to the public pursuant to a registration statement declared effective by the Commission or, after a Public Offering, pursuant to Rule 144.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, as the same shall be in effect from time to time.

     "Series D Stockholders Agreement" means the Series D Stockholders Agreement dated as of December 7, 1999 by and among the Corporation and the original holders of its Series D Senior Participating Convertible Redeemable Preferred Stock, as such agreement may from time to time be amended in accordance with its terms.

     "Series D Purchaser Shares" means, at any time, (i) any Series D Preferred Shares then outstanding, (ii) any Common Shares then outstanding which were issued directly or indirectly upon the conversion or exercise of Series D Preferred Shares, (iii) any Securities then outstanding which were issued as, or were issued directly or indirectly upon the conversion or exercise of other Securities issued as, a dividend or other distribution with respect to or in replacement of any Securities referred to in (i) or (ii). For purposes of this Agreement, the calculation of the number of Series D Purchaser Shares (to the extent such Series D Purchaser Shares are not Common Shares) shall be determined on an as-converted basis into Common Shares.

     2.   Disposition of Securities.

          (a) (i) During the Restricted Period, Purchaser Shares can be transferred only with the prior written consent of a majority of the members of the Executive Committee of the Board, and cannot otherwise be sold, assigned, transferred, pledged or disposed of, directly or indirectly (except in a Public Offering or pursuant to Rule 144); provided, however, that any Purchaser may transfer Purchaser Shares at any time, without complying with Section 2(a)(i) or
Section 2(a)(ii)(x), to (A) any Affiliate or (B) Purchaser's or such Affiliate's advisors, consultants, and other business partners.

               (ii) After the Restricted Period, all Purchaser Shares will be freely transferable, provided that, as a condition precedent to any transfer of Purchaser Shares (except in a Public Offering or pursuant to Rule 144) (w) any Purchaser Shares so transferred shall remain subject to the restrictions of Section 3 and Section 4 hereof, (x) the Purchaser must provide the Corporation with prior written notice of such transfer indicating the terms and the name and reasonably detailed business background information of the proposed transferee, and the Corporation may object to such transfer within 21 days of receipt of such notice (in which case such transfer shall not be permitted under this Agreement) if a majority of the non-transferring members of the Executive Committee of the Board determines that the transfer to the proposed transferee would have a direct and substantial detrimental effect on the Corporation, (y) the Corporation must determine that the Corporation is not at risk, as a result of such transfer, to be required to be a reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended, and (z) the transferee agrees to be bound by this Agreement to such extent as if the transferee were the transferring Purchaser.

     3. Sale of the Corporation. During the period commencing on the date hereof and ending on the seventh (7th) anniversary of the date hereof, (a) each holder of Purchaser Shares will consent to and raise no objections to an Approved Sale, (b)(i) if the Approved Sale is structured as a sale of stock, each holder of Purchaser Shares will agree to sell, and will sell, all of such holder's Purchaser Shares on the terms and conditions (including any escrow or indemnification provisions) of the Approved Sale; (ii) if the Approved Sale is structured as a merger or consolidation, each holder of Purchaser Shares will vote in favor thereof and will not exercise any dissenters' rights of appraisal such holder may have under law, including Delaware corporation law; and (iii) if the Approved Sale is structured as a sale of all or substantially all of the assets of the Corporation and a subsequent dissolution and liquidation of the Corporation, each holder of Purchaser Shares will vote in favor thereof and will vote in favor of the subsequent dissolution and liquidation of the Corporation, and (c) each holder of Purchaser Shares will take all necessary actions in connection with consummation of the Approved Sale as are reasonably requested by the Board; provided, however, that for all purposes of this Section 3, the obligations each holder of Purchaser Shares with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each stockholder of the Corporation will receive the same form of consideration and the same portion of the aggregate consideration that such stockholders of the Corporation would have received if such aggregate consideration (whether in the form of cash, securities or otherwise) had been distributed by the Corporation in complete liquidation pursuant to the rights and preferences set forth in the Corporation's Certificate of Incorporation as in effect immediately prior to such Approved Sale; (ii) if any stockholders of the Corporation are given an option as to the form and amount of consideration to be received, each stockholder of such class of the Corporation will be given the same option; and (iii) each stockholder of then currently exercisable rights to acquire shares of a class of the Corporation will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as stockholders of such class of the Corporation.

     4.   Intentionally Omitted.

     5. Transfers in Violation of Agreement. Any transfer or attempted transfer of any Purchaser Shares in violation of any provision of this Agreement shall be void, and the Corporation shall not record such transfer on its books or treat any purported transferee of such Purchaser Shares as the owner of such shares for any purpose.

     6. Execution: Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one instrument.

     7. Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically (without the necessity of a bond), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without the necessity of a bond) in order to enforce or prevent any violations of the provisions of this Agreement.

     8. Notices. Any notices desired, required or permitted to be given hereunder shall be delivered personally or mailed, certified or registered mail, return receipt requested, or delivered by overnight courier service, to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, three (3) days after mailing, if mailed, or one (1) business day after delivery to the overnight courier service, if delivered by overnight courier service:

     If to the Corporation, to:

          divine interVentures, inc.
          4225 Naperville Road
          Suite 400
          Lisle, Illinois 60532
          Attention:  General Counsel

     With a copy to:

          Katten Muchin Zavis
          525 West Monroe Street
          Suite 1600
          Chicago, Illinois 60661-3693
          Attention: Matthew S. Brown, Esq.

     If to the Purchaser, to the addresses set forth on the stock record books of the Corporation.

     9. Amendments and Waivers. The provisions of this Agreement may be amended upon the written agreement of the Corporation and the holder or holders of at least a majority of the outstanding Purchaser Shares. Any waiver, permit, consent or approval of any kind or character on the part of any holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     10. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     11. Complete Agreement. This Agreement supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     12. Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, and each transferee of all or any portion of the Securities held by the parties hereto, whether so expressed or not.

     13. Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Delaware, without giving effect to provisions thereof regarding conflict of laws.

     14. Headings. The captions set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement or as in any way limiting the terms and provisions hereof.

     15. Termination. This Agreement shall terminate upon the closing of a Qualified IPO (as defined in the Certificate of Designation).


                 [Remainder of page intentionally left blank.
                           Signature page follows.]

     IN WITNESS WHEREOF, this Series E Stockholders Agreement was executed as of the date first set forth above.

                                    DIVINE INTERVENTURES, INC.


                                    By: /s/ Michael P. Cullinane
                                       ---------------------------------
                                        Michael P. Cullinane
                                        Executive Vice President


                                    CMGI, INC.


                                    By:
                                       ---------------------------------
                                    Its:
                                       ---------------------------------





              (SIGNATURE PAGE TO SERIES E STOCKHOLDERS AGREEMENT)

     IN WITNESS WHEREOF, this Series E Stockholders Agreement was executed as of the date first set forth above.

                                    DIVINE INTERVENTURES, INC.


                                    By:
                                       ---------------------------------
                                        Michael P. Cullinane
                                        Executive Vice President


                                    CMGI, INC.


                                    By: /s/ Andrew J. Hajducky
                                       ---------------------------------
                                    Its: Chief Financial Officer
                                       ---------------------------------





              (Signature Page to Series E Stockholders Agreement)